    As filed with the Securities and Exchange Commission on January 22, 2001
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICA SERVICE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

                            -------------------------

          DELAWARE                                     51-0332317
 (State or other Jurisdiction            (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                          105 WESTPARK DRIVE, SUITE 300
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-3100
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                                                      Copies to:

       MICHAEL CATALANO                    JEAN L. BYASSEE, ESQ.                 PHILIP A. THEODORE, ESQ.
  CHAIRMAN, PRESIDENT & CHIEF      SENIOR VICE PRESIDENT, GENERAL COUNSEL              KING & SPALDING
      EXECUTIVE OFFICER                        & SECRETARY                       191 PEACHTREE STREET, N.E.
   AMERICA SERVICE GROUP INC.           AMERICA SERVICE GROUP INC.              ATLANTA, GEORGIA 30303-1763
 105 WESTPARK DRIVE, SUITE 300        105 WESTPARK DRIVE, SUITE 300                  (404) 572-4600
  BRENTWOOD, TENNESSEE 37027            BRENTWOOD, TENNESSEE 37027
       (615) 373-3100                         (615) 373-3100
    (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                               PROPOSED             PROPOSED
           TITLE OF SHARES               AMOUNT TO BE      MAXIMUM AGGREGATE    MAXIMUM AGGREGATE        AMOUNT OF
          TO BE REGISTERED                REGISTERED       PRICE PER UNIT(1)    OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         1,457,751 Shares(2)      $24.28125           $35,396,016            $8,849
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq National Market on January 12, 2001, in accordance with Rule 457(c) under the Securities Act of 1933.
(2) Includes 135,000 shares of Common Stock reserved for issuance upon the exercise of warrants. This Registration Statement also covers such indeterminate number of additional shares, if any, as shall be issuable from time to time as required pursuant to the terms of such warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SALE IS UNLAWFUL.



                  SUBJECT TO COMPLETION, DATED JANUARY 22, 2001

                             PRELIMINARY PROSPECTUS

                                1,457,751 SHARES

                           AMERICA SERVICE GROUP INC.

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

         We are a leading provider of correctional healthcare services in the United States. Through our subsidiaries, we provide a wide range of healthcare and pharmacy programs for approximately 340,000 inmates. This prospectus relates to shares of our common stock, par value $.01 per share, which may be offered for sale from time to time for the account of the selling stockholders identified herein. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We issued 1,322,751 shares of common stock to the selling stockholders upon the conversion of their shares of preferred stock. An additional 135,000 shares of common stock are issuable to the selling stockholders upon the exercise of warrants. We issued the preferred stock, convertible notes that were subsequently converted into shares of preferred stock, and warrants to the selling stockholders in a private placement on January 26, 1999.

         THIS PROSPECTUS COVERS ONLY DISPOSITIONS OF THE SHARES OF COMMON STOCK, INCLUDING SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS, NOT THE ISSUANCE OR TRANSFER OF THE WARRANTS THEMSELVES. THE WARRANTS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE OR QUOTED IN ANY OVER-THE-COUNTER MARKET.

         These shares of common stock are being registered as required by the certificate of designation for our Series A Preferred Stock and a registration rights agreement which we entered into with the selling stockholders on January 26, 1999 in order to provide the selling stockholders with freely tradeable securities (the "Registration Rights Agreement"). We have agreed to pay all fees and expenses incident to this registration (estimated to be $41,500) other than any underwriting discounts or any selling commissions payable in respect of sales of the shares, which will be paid by the selling stockholders. We have agreed to keep the registration statement effective so long as these shares of common stock remain Registrable Securities (as defined in the Registration Rights Agreement).

         The selling stockholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or through one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may engage underwriters, brokers, dealers or agents, who may receive commissions or discounts from the selling stockholders. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution."

         The selling stockholders and any underwriters, agents or broker-dealers that participate with the selling stockholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

         Our common stock is traded on the Nasdaq National Market under the symbol "ASGR." The closing price of our common stock on January 18, 2001 was $24.25 per share.

         Our principal executive offices are located at 105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027, and our telephone number is (615) 373-3100.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF THESE RISKS.

                            ------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
       SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES
           OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this prospectus is January 22, 2001.

                                TABLE OF CONTENTS

About this Prospectus.......................................................1
Where You Can Find More Information.........................................1
America Service Group Inc...................................................3
Risk Factors................................................................3
Use of Proceeds.............................................................4
Selling Stockholders........................................................4
Plan of Distribution........................................................5
Legal Matters...............................................................6
Experts.....................................................................6

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, certain of our stockholders (the "selling stockholders") may sell up to an aggregate of 1,457,751 shares of our common stock in one or more offerings. You should read this prospectus and any applicable prospectus supplement provided to you together with the additional information described below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the offices of the Nasdaq National Market at 9513 Key West Avenue, Rockville, Maryland 20850.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering to which this prospectus relates:

     -    Annual Report on Form 10-K for the year ended December 31, 1999;

     -    Quarterly Report on Form 10-Q for the three months ended March 31,
          2000;

     -    Quarterly Report on Form 10-Q for the three months ended June 30,
          2000;

     - Quarterly Report on Form 10-Q for the three months ended September 30, 2000;

     - Current Report on Form 8-K filed on July 14, 2000, as amended by Form 8-K/A filed on August 9, 2000;

     -    Current Report on Form 8-K filed on October 4, 2000;

     -    Current Report on Form 8-K filed on January 10, 2001; and

     - Registration Statement on Form 8-A, which includes a description of our common stock, filed on November 18, 1991 (incorporating by reference the description of ASG's securities set forth under the caption "Description of Capital Stock" in ASG's Registration Statement on Form S-1 (Registration No. 33-43306) filed with the SEC on October 11, 1991, as amended).

         You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: 105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027, telephone number (615) 373-3100, Attention: Corporate Secretary.

         We have also filed a registration statement with the SEC relating to the securities. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this prospectus.

                           AMERICA SERVICE GROUP INC.

         America Service Group Inc. ("ASG"), through its subsidiaries Prison Health Services, Inc., EMSA Correctional Care, Inc. and EMSA Military Services, Inc., contracts to provide managed healthcare services to correctional facilities and military installations throughout the United States. We were incorporated in 1990 as a holding company for Prison Health Services, Inc. Our executive offices are located at 105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027. Our telephone number is (615) 373-3100.


                                  RISK FACTORS

         This prospectus contains certain forward-looking statements and information relating to ASG that are based on the beliefs of management as well as assumptions made by and information currently available to management. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," or any similar expressions, as they relate to ASG or our management, or the management of any of our businesses, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. We do not intend to update these forward-looking statements. The following risk factors set forth some of the factors that could cause our actual results to differ materially from the expected results described in our forward-looking statements.

OUR OPERATING REVENUE IS DERIVED EXCLUSIVELY FROM CONTRACTS WITH FEDERAL, STATE, COUNTY AND LOCAL GOVERNMENTAL AGENCIES.

         Generally, contracts may be terminated by the governmental agency at will and without cause upon proper notice (typically between 30 and 180 days). Governmental agencies may be subject to political influences that could lead to termination of a contract through no fault of the contractor. Although we generally attempt to renew or renegotiate contracts at or prior to their termination, contracts that are put out for bid are subject to intense competition. The loss of one or more of the major contracts could have a material adverse effect on our business. Contracts with government agencies are generally complex in nature and subject contractors to extensive regulation under federal, state, county and local law. Under certain circumstances, a government contractor may be debarred or suspended from obtaining future contracts. While we consider the possibility remote, such debarment or suspension could have a material adverse effect on our business.

OUR FUTURE FINANCIAL PERFORMANCE WILL DEPEND IN PART ON CONTINUED PRIVATIZATION BY STATE, COUNTY AND LOCAL GOVERNMENTAL AGENCIES OF HEALTHCARE SERVICES FOR CORRECTIONAL FACILITIES.

There can be no assurance that this market will continue to grow or that existing contracts will continue to be made available to the private sector. The business of providing correctional healthcare services to governmental agencies is highly competitive. We are in direct competition with local, regional and national correctional healthcare providers. As the private market for providing correctional healthcare matures, our competitors may gain additional experience in bidding and administering correctional healthcare contracts. In addition, new competitors, some of whom may have extensive experience in related fields or greater financial resources than we do, may enter the market. Our business could also be adversely affected by material decreases in the inmate population of correctional facilities.

WE MAY FACE DIFFICULTIES INTEGRATING ACQUIRED BUSINESSES.

         Our expansion strategy involves both internal growth and, as attractive opportunities become available, acquisitions, and our success depends on our successful integration of the businesses we have acquired. Integrating the management and operations of acquired businesses is time consuming, and we cannot guarantee that we will achieve any of the anticipated synergies and other benefits expected to be realized from these acquisitions.

WE ARE EXPOSED TO RISKS RELATED TO SOME CONTRACTS WHICH DO NOT CONTAIN CATASTROPHIC LIMITS.

         Contracts accounting for 57% of our revenues for the nine-months ended September 30, 2000 contain no limits on our exposure for treatment costs related to catastrophic illnesses or injuries to inmates. For those contracts that contain no catastrophic limits, we maintain stop loss insurance for 90% of our exposure, adjusted for local rates, with respect to catastrophic illnesses or injuries for amounts in excess of $200,000 per inmate. We attempt to compensate for the increased financial risk when pricing contracts that do not contain catastrophic limits. Although, the occurrence of severe individual cases without such limits could render the contract unprofitable and could have a material adverse effect, we believe the potential impact of any such occurrences is mitigated by such insurance.

OUR SUCCESS DEPENDS IN LARGE PART ON THE ABILITY AND EXPERIENCE OF OUR SENIOR MANAGEMENT.

         The loss of services of one or more key employees could adversely affect our operations. We have employment contracts with Michael Catalano, Chairman, President and Chief Executive Officer, Gerard F. Boyle, Executive Vice President and Chief Development Officer, S. Walker Choppin, Senior Vice President and Chief Financial Officer, and Bruce A. Teal, Executive Vice President and Chief Operating Officer.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY SKILLED HEALTHCARE PERSONNEL.

         A shortage of trained and competent employees and/or independent contractors may result in overtime costs or the need to hire less efficient temporary staff. In some markets, attracting qualified nurses at a reasonable cost has been and continues to be of concern to us. There can be no assurance that we will be successful in attracting and retaining a sufficient number of qualified healthcare personnel in the future.

WE PERIODICALLY BECOME INVOLVED IN MEDICAL MALPRACTICE CLAIMS WITH THE ATTENDANT RISK OF SUBSTANTIAL DAMAGE AWARDS.

         The most significant source of potential liability in this regard is the risk of suits brought by inmates alleging lack of timely or adequate healthcare services. We may be liable, as employer, for the negligence of healthcare professionals who are our employees. We may also have potential liability for the negligence of healthcare professionals we have engaged as independent contractors. Our contracts generally provide for us to indemnify the governmental agency for losses incurred related to healthcare provided by us and our agents. We maintain professional liability insurance and require our independent contractors to maintain professional liability insurance in amounts deemed appropriate by management based upon our claims history and the nature and risks of our business. There can be no assurance that a future claim or claims will not exceed the limits of available insurance coverage or that such coverage will continue to be available at a reasonable cost.

                                 USE OF PROCEEDS

         The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares from the selling stockholders.

                              SELLING STOCKHOLDERS

         The selling stockholders received their shares of common stock in transactions with ASG as follows:

     - 1,270,265 shares of common stock offered by this prospectus were issued upon the conversion of preferred stock (i) originally issued to FFT Partners I, L.P. pursuant to a securities purchase agreement dated January 26, 1999, and amended on June 17, 1999 (the "Securities Purchase Agreement"), or (ii) issued to FFT Partners I, L.P. upon the conversion of convertible notes which were issued to FFT Partners I, L.P. pursuant to the Securities Purchase Agreement;

     - 52,486 shares of common stock offered by this prospectus were issued upon the conversion of preferred stock (i) originally issued to FFT Executive Partners I, L.P. pursuant to the Securities Purchase Agreement, or (ii) issued to FFT Executive Partners I, L.P. upon the conversion of convertible notes which were issued to FFT Executive Partners I, L.P. pursuant to the Securities Purchase Agreement;

     - 129,640 shares of common stock offered by this prospectus may be issued upon the exercise of a warrant issued to FFT Partners I, L.P. pursuant to the Securities Purchase Agreement, and amended and restated on July 2, 1999; and

     - 5,360 shares of common stock offered by this prospectus may be issued upon the exercise of a warrant issued to FFT Executive Partners I, L.P. pursuant the Securities Purchase Agreement, and amended and restated on July 2, 1999.

         Shares of common stock may be issued upon exercise of the warrants at any time and from time to time until the warrants expire on January 26, 2006. All of the remaining shares of common stock registered for sale pursuant to this prospectus are currently owned by the selling stockholders.

         The following table sets forth information known to us with respect to beneficial ownership of our common stock as of January 18, 2001 by each selling stockholder. The following table assumes that the selling stockholders sell all of the shares. Since each selling stockholder may choose not to sell its shares, we are unable to state the exact number of shares that actually will be sold.

         Information with respect to "beneficial ownership" shown below is based on information supplied by the respective beneficial owner or by other stockholders as well as filings made with the SEC or furnished to us. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

     - 5,353,769 shares outstanding as of January 18, 2001, after giving effect to the conversion of the outstanding Series A Preferred Stock into common stock; and

     - shares issuable by us within 60 days pursuant to options, warrants and convertible securities held by the respective person ("Derivative Securities").

         Derivative Securities are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise specified, the mailing address of each beneficial owner is c/o America Service Group Inc., 105 Westpark Drive, Suite 300, Brentwood, Tennessee 37027.

                                  Common Stock Beneficially Owned                   Common Stock Beneficially Owned
                                    Prior To This Offering (1)       Common Stock      After This Offering (1)(2)
     Name and Address of            --------------------------        To Be Sold        ------------------------
      Beneficial Owner              Shares          Percentage     In This Offering     Shares        Percentage
      ----------------              ------          ----------     ----------------     ------        ----------
FFT Partners I, L.P.               1,419,405           25.8%          1,399,905         19,500             *
FFT Executive Partners I, L.P.        77,346            1.4%             57,846         19,500             *

---------------
(1) Includes 19,500 shares subject to options for service on the Board of Directors exercisable by David A. Freeman within 60 days which FFT Partners I, L.P. and FFT Executive Partners I, L.P. are deemed to beneficially own.
(2) Assumes that all shares being registered are sold except for options exercisable by David A. Freeman referenced in footnote (1).
*   Less than one percent.

There has been no material relationship between the selling stockholders and ASG in the past three years except (i) as a result of ownership of the securities and (ii) by way of David Freeman, a designee of FFT Partners I, L.P., being a director on the Board of Directors of ASG. Mr. Freeman will continue to serve on the Board of Directors of ASG and receive stock options as compensation annually for such service.

                              PLAN OF DISTRIBUTION

         The shares are being offered on behalf of the selling stockholders, and we will not receive any proceeds from the offering. The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on the Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale by purchasers for their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into an existing market for the ASG common stock; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means. In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, in which shares may be resold thereafter pursuant to this prospectus. The selling stockholders or their successors in interest may also pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). The selling stockholders and any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commission under the Securities Act. Neither ASG nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangement between the selling stockholders, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         There can be no assurance that any of the shares will be sold by the selling stockholders. To the extent required, (i) the shares to be sold hereby,
(ii) the name of the selling stockholders, (iii) the purchase price, (iv) the name of any such agent, dealer or underwriter, (v) any applicable commissions, discounts or other terms constituting compensation with respect to a particular offer, (vi) disclosure that such broker or dealer did not conduct any investigation to verify information set out or incorporated by reference in this prospectus and (vii) other facts material to the transaction, will be set forth in an accompanying prospectus supplement.

         We will pay all expenses (estimated to be $41,500) of the registration of the Common Stock covered by this prospectus, except that we will not pay any selling stockholder's underwriting discounts or selling commissions.

         We have agreed to indemnify the selling stockholders against certain liabilities in connection with this registration, including liabilities under the Securities Act.

         In order to comply with certain states securities laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or any exemption from registration or qualification is available and complied with.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of the common stock offered by this prospectus will be passed upon for us by King & Spalding.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of Correctional Health Services, Inc. for the year ended December 31, 1999, which are included in our Current Report on Form 8-K/A filed on August 9, 2000 and incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                   INFORMATION NOT REQUIRED IN THIS PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission registration fee................ $ 8,849

     Nasdaq National Market Listing Fee................................. $14,578

     Accounting fees and expenses....................................... $ 8,000

     Legal fees and expenses............................................ $ 5,000

     Miscellaneous expenses............................................. $ 5,073

     Total Expenses..................................................... $41,500

     All fees other than the SEC registration fee and the Nasdaq National Market Listing Fee are estimated. All of the expenses of the issuance and distribution of the common stock being offered will be borne by us.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     ASG's bylaws provide that ASG shall, to the full extent permitted by the laws of Delaware, indemnify each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer of the corporation or is or was serving at the request of the corporation as a director, officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. ASG shall pay the expenses (including attorney's fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by ASG only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

     In addition, ASG's certificate of incorporation provides that no director shall be personally liable to ASG or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to ASG or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

ITEM 16.  EXHIBITS

Exhibit
Number        Description
-------       -----------
2.1           Securities Purchase Agreement, dated as of January 26, 1999, among the Company,
              Health Care Capital Partners L.P. and Health Care Executive Partners L.P.
              (incorporated herein by reference to Exhibit 99.2 to the Company's Current
              Report on Form 8-K filed on February 10, 1999).

2.2           First Amendment to Securities Purchase Agreement, dated as of June 17, 1999, among the Company, Health Care Capital Partners L.P. and Health Care Executive
              Partners L.P. (incorporated herein by reference to Exhibit 2.4 to the Company's
              Amended Annual Report on Form 10-K/A for the year ended December 31, 1998, which Amended Annual Report was filed on July 29, 1999).

3.1           Amended and Restated Certificate of Incorporation of America Service Group Inc.
              (incorporated herein by reference to Exhibit 3.1 to the Company's Registration
              Statement on Form S-1, Registration No. 33-43306).

3.2           Certificate of Designation of the Series A Convertible Preferred Stock
              (incorporated herein by reference to Exhibit 99.3 to the Company's Current
              Report on Form 8-K filed on February 10, 1999).

3.3           Amended and Restated Bylaws of America Service Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1996).

4.1           Amended and Restated Warrant, dated as of July 2, 1999, issued by the Company to Health Care Capital Partners L.P. to purchase shares of the Company's Common Stock.

4.2           Amended and Restated Warrant, dated as of July 2, 1999, issued by the Company to
              Health Care Executive Partners L.P. to purchase shares of the Company's Common Stock.

4.3           The Company's 12% Subordinated Convertible Bridge Notes due January 26, 2000, issued to Health Care Capital Partners L.P. on January 26, 1999 (incorporated herein by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K filed on
              February 10, 1999).

4.4           Registration Rights Agreement, dated as of January 26, 1999, among the Company, Health
              Care Capital Partners L.P. and Health Care Executive Partners L.P. (incorporated herein by reference to Exhibit 99.8 to the Company's Current Report on Form 8-K filed on
              February 10, 1999).

4.5           Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-1, Registration No. 33-43306, as amended).

5.1           Opinion of King & Spalding, counsel to America Service Group Inc., as to legality of the shares being registered.

23.1          Consent of Ernst & Young, LLP.

23.2          Consent of King & Spalding (included in Exhibit 5.1).

23.3          Consent of Arthur Andersen LLP.

24.1          Powers of Attorney (included on signature page of Registration Statement).

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 22nd day of January, 2001.


                             AMERICA SERVICE GROUP INC.

                             By: /s/ MICHAEL CATALANO
                                 -----------------------------
                                 Michael Catalano
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Catalano and S. Walker Choppin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities on January 22, 2001.

              SIGNATURES                                               TITLE
              ----------                                               -----
         /s/ MICHAEL CATALANO                      Director, Chairman, President and Chief Executive
-----------------------------------------          Officer (Principal Executive Officer)
         Michael Catalano

         /s/ S. WALKER CHOPPIN                     Senior Vice President and Chief Financial Officer
-----------------------------------------          (Principal Financial Officer and Principal Accounting
         S. Walker Choppin                         Officer)

         /s/ WILLIAM D. EBERLE                     Director
-----------------------------------------
         William D. Eberle

         /s/ BURTON C. EINSPRUCH                   Director
-----------------------------------------
         Burton C. Einspruch

         /s/ DAVID A. FREEMAN                      Director
-----------------------------------------
         David A. Freeman

         /s/ CAROL R. GOLDBERG                     Director
-----------------------------------------
         Carol R. Goldberg

         /s/ RICHARD M. MASTALER                   Director
-----------------------------------------
         Richard M. Mastaler

         /s/ JEFFREY L. MCWATERS                   Director
-----------------------------------------
         Jeffrey L. McWaters

         /s/ RICHARD D. WRIGHT                     Director
-----------------------------------------
         Richard D. Wright